                                                                  Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ING Series Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated May 22, 2006, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
October 31, 2006